Exhibit 99.93

NEWS RELEASE

For Immediate Release	Contact: Tom McGraw
650-875-4865

FNB Bancorp Declares Stock Dividend

South San Francisco, CA: November 22, 2010: FNB Bancorp (Bulletin Board FNBG.OB), the holding company for First National Bank of Northern California, announced that its Board of Directors has declared a stock dividend of approximately 159,086 shares, payable at the rate of one share of Common Stock for every twenty (20) shares of Common Stock owned.  The stock dividend will be payable December 20, 2010, to shareholders of record on December 3, 2010.
Fractional shares will be paid at the closing price on the record date of December 3, 2010.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein.  Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected.  Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment;  (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects.  FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:

David A. Curtis
Senior Vice President & Chief Financial Officer
Tel: (650) 875-4862     Fax: (650) 588-9695